Exhibit 10.21

CHANNELMAX, INC.
2000 STOCK OPTION PLAN
(as amended)

1.    GENERAL

1.1    Name.    This Plan shall be known as the “ChannelMax, Inc. 2000 Stock Option Plan.”

1.2    Purposes.    The purposes of the ChannelMax, Inc. 2000 Stock Option Plan are to (a) provide an incentive and reward to directors and employees of the Company, and consultants and advisors to the Company, who are and have been in a position to contribute materially to improving the Company’s profits, (b) aid in the growth of the Company, and (c) encourage ownership of Shares by directors and employees.

1.3    Effective Date; Duration.    This Plan shall become effective as of May 1, 2000. No Award may be made after the tenth anniversary of the effective date of the Plan.

2.    DEFINITIONS

2.1    For purposes of this Plan the following terms shall have the definition which is attributed to them below, unless another definition is clearly indicated by a particular usage and context.

(a)    “Agreement” means the written document issued by the Committee to a Participant whereby an Award is made to that Participant.

(b)    “Award” means the issuance pursuant to this Plan of an Option.

(c)    “Awarded Shares” means Shares subject to outstanding Awards.

(d)    “Board” means the Company’s Board of Directors.

(e)    “Cause” means theft or destruction of property of the Company, a Parent or Subsidiary, disregard of Company rules or policies, or conduct evidencing disregard of the interests of the Company. Such determination shall be made by the Committee based on information presented by the Company and the Participant and shall be final and binding on all parties to the Agreement. To the extent “cause” is defined with respect to a Participant in an employment agreement between the Participant and the Company, “cause” shall have the meaning set forth in such agreement.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Committee” means the Board, or if appointed by the Board pursuant to Section 3.1, the Stock Option Plan Committee(s) appointed by the Board.

(h)    “Company” means ChannelMax, Inc., a corporation incorporated under the laws of the state of South Carolina, and any successor thereto.

(i)    “Consultant” means any person or entity that provides services to the Company as a consultant or advisor.

(j)    “Director” means any individual appointed or elected to the Board.

(k)    “Effective Date of Grant” means the effective date on which the Committee makes an Award.

(l)    “Employee” means any individual who performs services as a common law employee for the Company, a Parent or Subsidiary, and is included on the regular payroll of the Company, a Parent or Subsidiary.

(m)    “Fair Market Value” means the value established by the Committee based upon such factors as the Committee in its sole discretion shall decide including, but not limited to, a valuation prepared by an independent third party appraiser selected or approved by the Committee. If at any time the Shares are traded on an established trading system, it means the last sale price reported on any stock exchange or over-the counter trading system on which Shares are trading on a specified date or, if not so trading, the average of the closing bid and asked prices for a Share on a specified date. If no sale has been made on the specified date, then prices on the last preceding day on which any such sale shall have been made shall be used in determining fair market value under either method prescribed in the previous sentence.

(n)    “Incentive Stock Option” means any Option granted under this Plan which meets the requirements of Code §422A and any regulations or rulings promulgated thereunder and is designated by the Committee as an Incentive Stock Option.

(o)    “Nonqualified Stock Option” means any Option granted under this Plan which is not an Incentive Stock Option.

(p)    “Option” means the right to purchase from the Company a stated number of Shares at a specified price.

(q)    “Option Price” means the purchase price per Share subject to an Option and shall be fixed by the Committee.

(r)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Code §425(e) and any regulations or rulings promulgated thereunder.

(s)    “Participant” means a Director, an Employee or a Consultant who has received an Award under this Plan.

(t)    “Permanent and Total Disability” shall have the same meaning as given to that term by Code §22(e)(3) and any regulations or rulings promulgated thereunder.

(u)    “Plan” means this ChannelMax, Inc. 2000 Stock Option Plan, as evidenced herein and as amended from time to time.

(v)    “Share” means one share of the common stock of the Company, and in the event that the outstanding shares of common stock of the Company are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

(w)    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Code § 425(f) and any regulations or rulings promulgated thereunder.

(x)    “1933 Act” means the Securities Act of 1933, as amended.

(y)    “1934 Act” means the Securities Exchange Act of 1934, as amended.

3.    ADMINISTRATION

3.1    Board and Committee Administration.    This Plan shall be administered by the Board, or at the Board’s election, by an existing or newly appointed Committee whose members are appointed by the Board, or by more than one Committee if desired and deemed necessary by the Board in order to provide separate Committee authority for the granting of Awards to separate categories of eligible Participants. Any such Committee shall consist of not less than two members. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

3.2    Majority Rule.    The action of a majority of the Committee at which a quorum is present, or an action approved in writing by a majority of the Committee, shall be the valid action of the Committee.

3.3    Duties and Powers of Committee.    The Committee shall from time to time at its discretion designate the Directors, Employees and Consultants who shall be Participants, determine all the terms and conditions as set forth in Section or otherwise, including the type of Award to be made to each, the exercise period, expiration date and other applicable time periods for each Award, the number of Shares subject to each Award, with respect to each Option whether it is an Incentive Stock Option or Nonqualified Stock Option and, if applicable, the Option Price and the general terms of the Award. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Participant an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Agreement, or to waive any provision thereof, provided that the Participant consents to such action.

3.4    Interpretation.    Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state, or local laws or regulations. The interpretation and construction by the Committee of any provisions of this Plan or of any Option granted under it and all actions of the Committee shall be final and binding on all parties hereto. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

4.    PARTICIPANT ELIGIBILITY

4.1    Each Participant shall be a Director, an Employee or a Consultant of the Company, a Parent or a Subsidiary as selected by the Committee in its sole discretion from time to time.

4.2    A Participant may hold more than one Award, but only on the terms and subject to the restrictions set forth in this Plan.

5.    SHARES SUBJECT TO AWARD

5.1    Limitations.    Subject to any antidilution adjustment pursuant to the provisions of Section 5.3 hereof, the maximum number of Shares that may be issued hereunder shall be 500,000. Any or all Shares subject to the Plan may be issued in any combination of Incentive Stock Options or Nonqualified Stock Options and the amount of Shares subject to the Plan may be increased from time to time in accordance with Section 8. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company.

5.2    Expired or Terminated Options.    In the event that any outstanding Award under this Plan expires or is terminated for any reason, the Awarded Shares subject to that Award may again be the subject of an Award under this Plan, and such Shares shall not be considered as having been optioned or issued in computing the number of Shares remaining available for option hereunder.

5.3    Antidilution.

(a)    If (x) the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares; or the Company issues additional Shares pursuant to a stock split, stock dividend or stock distribution, (y) any spin-off, spin-out or other distribution of assets materially affects the price of the Shares, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company’s outstanding option grants, then:

(i)    the aggregate number and kind of Shares for which Options may be granted hereunder shall be adjusted proportionately by the Committee; and

(ii)    the rights of Participants under outstanding Options, including the number of Awarded Shares and the Option Price, shall be adjusted proportionately by the Committee.

(b)    If the Company is subject to a transaction in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company or other similar transaction, the Committee, in its discretion, may:

(i)    notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately, notwithstanding the provisions of the respective Agreements regarding exercisability, and that all such Options shall terminate 30 days after the Committee gives each Participant written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period; and/or

(ii)    notify all Participants in writing that all Options granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

(iii)    The Company shall be deemed not to have survived a transaction if pursuant to such transaction the Company becomes a wholly-owned subsidiary of another entity.

(c)    If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.3 (b), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company, notwithstanding other provisions hereof, shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may, by giving written notice to each Participant, declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Agreements regarding exercisability.

(d)    The adjustments described in paragraphs (a) through (c) of this Section 5.3, and the manner of their application, shall be determined solely by the Committee. The adjustments required under this Section 5.3 shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

6.    TERMS AND CONDITIONS

6.1    Awards.    Awards granted pursuant to this Plan shall be authorized by the Committee under terms and conditions approved by the Committee and shall be evidenced by Agreements in such form as the Committee shall from time to time approve, which Agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

(a)    Number of Shares.    Each Award shall state the number of Shares to which it pertains.

(b)    Date.    Each Award shall state the Effective Date of Grant.

(c)    Price.    With respect to each Award or portion thereof, which requires payment of an Option Price, it shall state the Option Price.

(d)    Transfer of Option or Stock.    No Option shall be transferable by the Participant, except by will or the laws of descent and distribution upon the Participant’s death and subject to any other limitations of this Plan. In addition to any other restriction hereunder or otherwise provided in the Agreement with the Participant, no Shares acquired pursuant to an Option of any type may be sold, transferred or otherwise disposed of prior to the end of the six month period which begins on the Effective Date of Grant of such Option.

(e)    Investment Purpose.

(i)    The Company shall not be obligated to sell or issue any Shares pursuant to any Award unless such Shares are at that time effectively registered or exempt from registration under the 1933 Act. The determination of whether a Share is exempt from registration shall be made by the Company’s legal counsel and its determination shall be conclusive and binding on all parties to the Agreement.

(ii)    Notwithstanding anything in this Plan to the contrary, each Award under this Plan shall be granted on the condition that the purchases of Shares thereunder shall be for investment purposes and not with a view for resale or distribution except that in the event the Shares subject to such Award are registered under the 1933 Act, or in the event of a resale of such Shares without such registration that would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the 1933 Act or any other applicable law, regulation, or rule of any governmental agency.

(f)    Other Provisions.    Awards authorized under this Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable including, but not limited to:

(i)    Offering Options in tandem with or reduced by other Options or other employee benefits and reducing one Award by the exercise of another Option or benefit; or

(ii)    Providing for the issuance to the Participant upon exercise of an Option and payment of the exercise price thereof with previously owned Shares, of an additional Award for the number of shares so delivered, having such other terms and conditions not inconsistent with this Plan as the Committee shall determine.

(iii)    Providing for conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

(g)    Duration of Award.    Subject to the limitation set forth in Section 7.4, each Award shall be for a term of up to ten years from the Effective Date of Grant as determined in the sole discretion of the Committee.

6.2    Stock Legends.    The Company may place such legends on stock certificates representing the Shares as the Company, in its sole discretion, deems necessary or appropriate to reflect restrictions under this Plan, the Agreement, the Code, the securities laws or otherwise.

6.3    Effect of Award.

(a)    No Right of Employment.    Notwithstanding any provision herein to the contrary, employment shall be at the pleasure of the Board, of its designees, of the Company, a Parent or Subsidiary, as the case may be, at such compensation as the appropriate board or designee shall determine, and/or subject to the terms of any applicable employment agreement. Nothing contained in this Plan or in any Award granted pursuant to it shall confer upon any Participant any right to continue in the employ of the Company, Parent or Subsidiary, as the case may be, or to interfere in any way with the right of the Company, Parent or Subsidiary to terminate employment at any time. A Participant shall remain subject to discharge to the same extent as if this Plan were not in effect. So long as the Participant shall continue to be a Director, an Employee or a Consultant, the Award shall not be affected by any change of the Participant’s duties or position except to the extent the Agreement with the Participant provides otherwise.

(b)    No Right to Other Awards.    The making of an Award under this Plan shall not give the Participant any right to similar grants in future years.

(c)    No Obligation to Exercise.    The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

6.4    Exercise of Option.    Any person entitled to exercise an Option may do so in whole or in part by delivering to the Company at its principal office, attention Corporate Secretary, (a) a written notice of exercise which shall specify the number of Shares for which an Option is being exercised, and (b) payment to the Company of the full amount of the Option Price for such number of Shares in accordance with Section 6.5 and the full amount of any payment required by Section 6.6. If requested by a Participant, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying Shares will be delivered by the Company directly to the stockbroker). During the Participant’s lifetime, an Option may be exercised only by the Participant, or on the Participant’s behalf by the Participant’s legal guardian.

6.5    Payment of Option Price.    The Option Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the Shares purchased until such payment has been made; provided, however, that in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company Shares (which Shares have been held by the Participant for more than six (6) months if such Shares were acquired from the Company) duly endorsed for transfer and owned by the Participant to be credited against the Option Price at the Fair Market Value of such Shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of Shares transferred over the aggregate Option Price); provided further, that the Board may provide in an Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or Shares, all or a portion of the Option Price may be paid by the Participant’s execution of a recourse note equal to the Option Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

6.6    Taxes.    In addition to and at the time of payment of the Option Price, the Participant shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Participant resulting from such exercise; provided, however, that in the discretion of the Committee any Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the statutory minimum taxes to be owed by the Participant as a result of such exercise, may, upon the irrevocable election of the Participant, be paid by tendering to the Company whole Shares duly endorsed for transfer and owned by the Participant, or by authorization to the Company to withhold Shares otherwise issuable upon exercise of the Option, in either case in that number of Shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act, if such rule is applicable.

7.    INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

7.1    The Committee in its sole discretion may designate whether an Award to an Employee is to be considered an Incentive Stock Option or a Nonqualified Stock Option. An Award to a non-Employee Director or Consultant may be only a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Employee. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Awards shall be deemed to have been awarded in separate grants, and in no event will the exercise of one such Award affect the right to exercise the other such Award except to the extent the Agreement with the Participant provides otherwise.

7.2    Any Award to an Employee designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Awards granted under this Plan. In addition, the aggregate Fair Market Value of Shares (determined at the Effective Date of Grant) with respect to which Incentive Stock Options granted under all Incentive Stock Option Plans of the Company, a Parent or Subsidiary, are exercisable by the Employee for the first time during any calendar year shall not exceed $100,000 (or such other limit as may be prescribed by the Code from time to time). If the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 7.2 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation, and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

7.3    The Option Price shall be established by the Committee in its sole discretion. Subject to the limitation set forth in Section 7.4, the Option Price with respect to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Effective Date of Grant.

7.4    If an Incentive Stock Option is granted to any person who, at the time the Incentive Stock Option is granted, owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations the Option Price shall be at least 110% of the Fair Market Value of the Shares subject to such Option, and such Option by its terms shall not be exercisable after five (5) years from the date on which the Option is granted. For the purpose of this Section, a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Company or of any Parent or Subsidiary of the Company.

7.5    Any Award to an Employee will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with Sections 7.2, 7.3 or 7.4 or with any requirement for Incentive Stock Options pursuant to Code §422A and the regulations issued thereunder.

7.6    An Option may be terminated as follows:

(a)    During the period of continuous employment with the Company, Parent or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

(b)    Upon termination of employment, the Option will terminate upon the earliest of (i) the full exercise of the Option (ii) the expiration of the Option by its terms, and (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Permanent and Total Disability of the Participant, such period shall be one year or (B) be for Cause, the Option will terminate on the date of employment termination. For purposes of this Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an Incentive Stock Option as required to comply with Code §422A and the regulations issued thereunder.

(c)    Subject to the terms of the Agreement with the Participant, if a Participant shall die or becomes subject to a Permanent and Total Disability prior to the termination of employment with the Company, Parent or Subsidiary and prior to the termination of an Option, such Option may be exercised to the extent that the Participant shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Participant, the estate of the Participant or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

7.7    Except as otherwise expressly provided in the Agreement with the Participant, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Participant, or the beneficiaries or heirs of the Participant, to accrue additional rights under this Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated.

7.8    A Participant shall have no rights as a stockholder with respect to any Shares subject to an Option until the date of the issuance of a stock certificate to such Participant for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.2.

7.9    The continuous employment of a Consultant will be deemed terminated for purposes of this Plan upon receipt of written notice from the Company to the effect that the Company will no longer transact business with the Consultant.

8.    AMENDMENT OR DISCONTINUANCE OF PLAN

8.1    The Board may at any time amend, suspend, or discontinue this Plan; provided, however, that without further approval of the shareholders of the Company no amendments by the Board shall:

(a)    Change the class of Employees eligible to participate; or

(b)    Except as provided in Section 5.3, increase the number of Shares which may be subject to Options granted under this Plan.

8.2    No amendment to this Plan shall alter or impair any Award granted under this Plan without the consent of the holder of such Award.

9.    INDEMNIFICATION OF COMMITTEE

9.1    In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with the defense of any pending, threatened or possible action, suit or proceeding, or in connection with any pending, threatened or possible appeal therein, to which they or any of them may be a party by reason of any actual or alleged action taken or failure to act under or in connection with this Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties: provided that within sixty days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

10.    SUCCESSORS; CONSOLIDATION, MERGER AND OTHER EVENTS

10.1.    All obligations of the Company under this Plan or any Agreement with respect to any Award granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise. Specifically, in case of any capital reorganization of the Company, or of any reclassification of any Shares (other than a change as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company with any other corporation (other than a consolidation or merger in which (a) the Company is the continuing corporation and (b) the holders of the Shares immediately prior to such merger or consolidation continue as holders of Shares after such merger or consolidation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Option then outstanding shall after such reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified herein and in the Agreement relating to such Option, for or with respect to the number of Shares or other securities or property to which a holder of the number of Shares relating to such Option (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Option would have been entitled in connection with such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section with respect to the rights and interests thereafter of the holder of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Option.

11.    CHANGE IN CONTROL

11.1.    Treatment of Outstanding Awards.    Upon the occurrence of a Change In Control, as defined below, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governmental agencies or national securities exchanges, or by the express provisions of any Agreement, each Option then outstanding hereunder that is not otherwise exercisable shall become immediately and fully exercisable, and shall remain exercisable throughout their entire term, notwithstanding any provision in the Agreement relating to such Option for the exercise of such Option in installments or otherwise pursuant to a vesting schedule.

11.2.    Change in Control Defined.    For purposes of this Section, a Change In Control shall mean that any of the following events shall have occurred:

(a)    A person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a “person” within the meaning of Section 13(d)(3) of the 1934 Act), other than the Company, a majority-owned subsidiary of the Company, an employee benefit plan (or related trust) of the Company or such subsidiary, become(s) after the effective date of this Plan the “beneficial owner” (as defined in Rule 13(d)(3) under the 1934 Act) of 50% or more of the then outstanding voting stock of the Company; or

(b)    The Shareholders of the Company approve (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

11.3.    Termination, Amendment and Modifications of Change in Control Provisions.    Notwithstanding any other provision of this Plan or any Agreement, the provisions of this Section may not be terminated, amended or modified on or after the effective date of a Change in Control to affect adversely the operation of any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.